UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 3, 2016 (January 28, 2016)

____________________________

BREITBURN ENERGY PARTNERS LP
(Exact name of Registrant as specified in its charter)

Delaware	001-33055	74-3169953
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

707 Wilshire Boulevard, Suite 4600
Los Angeles, CA 90017
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Compensatory Arrangement of Certain Officers.

On January 28, 2016, the Compensation and Governance Committee (the “Committee”) of Breitburn GP LLC (the “General Partner”), the general partner of Breitburn Energy Partners LP (the “Partnership”), approved certain changes to compensatory plans and arrangements in which the General Partner’s named executive officers participate, after being advised by Meridian Compensation Partners, LLC, an independent compensation consultant retained by the Committee. A summary of the changes that were approved are described herein, and the value of the grants described below represent 70% of each named executive officer’s target long-term incentive compensation, respectively.

Restricted Phantom Unit Awards

The program approved by the Committee includes awards of restricted phantom units (“RPUs”). RPUs are phantom equity awards that, to the extent vested, represent the right to receive common units representing limited partner interests in the Partnership (each a “common unit”), or a cash payment equal to the fair market value thereof, upon specified payment events. In addition, each RPU is granted in tandem with a distribution equivalent right that will remain outstanding from the grant of the RPU until the earlier to occur of its forfeiture or the payment of the underlying common unit, and which entitles the grantee to receive payment of amounts equal to distributions paid to each holder of a common unit during such period. RPUs that do not vest for any reason are forfeited upon a grantee’s termination of employment.

Restricted Phantom Unit Awards (Settled in Common Units)

On January 28, 2016, the Committee approved grants of RPUs to the General Partner’s named executive officers under the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan, as amended (the “Plan”). The RPUs are grants made at the discretion of the General Partner and vest in two equal installments, on June 28, 2018 and December 28, 2018, subject to the grantee’s continued service as an employee through such vesting dates. Vested RPUs will be settled for an equal number of common units or, to the extent that the General Partner determines that the distribution of common units in settlement of the RPUs would result in the issuance of common units in excess of the limit on the number of common units available for issuance under the Plan, in cash in an amount equal to the fair market value of such common units on the applicable vesting date. On January 28, 2016, Halbert S. Washburn, the Chief Executive Officer of the General Partner, received a 2016 award of 2,001,389 RPUs; Mark L. Pease, the President and Chief Operating Officer of the General Partner, received a 2016 award of 975,036 RPUs; Gregory C. Brown, Executive Vice President, General Counsel and Chief Administrative Officer of the General Partner, received a 2016 award of 718,448 RPUs; James G. Jackson, the Chief Financial Officer of the General Partner, received a 2016 award of 718,448 RPUs; and W. Jackson Washburn, Senior Vice President of the General Partner, received a 2016 award of 282,889 RPUs. The terms and conditions of these grants are otherwise substantially similar to the terms and conditions of the RPU grants made to our named executive officers in 2015.

Restricted Phantom Unit Awards (Settled in Cash)

On January 28, 2016, the Committee also approved grants of cash-settled RPUs (“Phantom Units”) to the General Partner’s named executive officers under the Plan. The Phantom Units are grants made at the discretion of the General Partner and vest in two equal installments, on June 28, 2017 and December 28, 2017, subject to the grantee’s continued service as an employee through such vesting dates. Vested Phantom Units will be settled in cash in an amount equal to the fair market value of such common units on the applicable vesting date (but in no event settled for less than $0.50 per Phantom Unit) or, at the General Partner’s election, in a number of common units equal to the number of vested RPUs. On January 28, 2016, Mr. H. Washburn received a 2016 award of 1,086,953 Phantom Units; Mr. Pease received a 2016 award of 529,541 Phantom Units; each of Messrs. Brown and Jackson received a 2016 award of 390,188 Phantom Units; and Mr. J. Washburn received a 2016 award of 153,637 Phantom Units. The terms and conditions of these grants are otherwise substantially similar to the terms and conditions of the RPU grants made to our named executive officers in 2015.

Incentive Bonus Awards

On January 28, 2016, the Committee approved grants of incentive bonus awards in the form of discretionary long-term cash bonuses to the General Partner’s named executive officers. These bonuses vest in two equal installments, on June 28, 2016 and December 28, 2016, subject to the grantee’s continued service as an employee through such vesting dates. The grantee shall be entitled to receive a payment in cash equal to the portion of the award vesting on the applicable vesting date. On January 28, 2016, Mr. H. Washburn received a 2016 incentive bonus award of $739,127; Mr. Pease received a 2016 incentive bonus award of $360,088; each of Messrs. Brown and Jackson received a 2016 incentive bonus award of $265,327; and Mr. J. Washburn received a 2016 incentive bonus award of $104,472. These incentive bonus awards are neither granted under, nor subject to the terms of, the Plan.

The foregoing description of each of these award agreements does not purport to be complete and is qualified in its entirety by reference to the full text of these agreements, which will be filed as exhibits to the Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS LP

	By:	BREITBURN GP LLC,
its general partner

Dated: February 3, 2016	By:	/s/ Gregory C. Brown
Gregory C. Brown
Executive Vice President, General Counsel and Chief Administrative Officer

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